SONIC SOLUTIONS

POWER OF ATTORNEY
TO EXECUTE DOCUMENTS
REQUIRED PURSUANT TO
THE SECURITIES EXCHANGE ACT OF 1934


The undersigned, hereby constitutes
Julie Murray and A. Clay Leighton,
and each of them with full power
of substitution, to execute in
the name and on behalf of
the undersigned any and all
documents and reports required to
be filed on behalf of the undersigned
in his or her capacity as and officer,
 director or 10% shareholder of
Sonic Solutions pursuant to the Securities
Exchange Act of 1934 and the respective
rules and regulations promulgated
thereunder, specifically including
SEC Forms 3, 4 and 5.  This Power of
Attorney shall be effective until
revoked by the undersigned by a
writing delivered to the above
named attorneys-in-fact
at the following address:

Julie Murray
Sonic Solutions
101 Rowland Way
Novato, California 94501


IN WITNESS WHEREOF, the undersigned has
executed this Power of Attorney
as of this 12th Day of May, 2003.


/s/ R. Warren Langley